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                                                                     Exhibit 23C

                             Accountants' Consent
                             --------------------


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3/MEF of Regency Realty Corporation of our report dated March 7, 1997 relating to the financial statements of Branch Properties, L.P., which appears in the Current Report on Form 8-K/A-2 of Regency
     Realty Corporation dated March 7, 1997 (filed May 19, 1997). We also consent to the reference to us under the heading "Experts" in such Registration Statement.


     /s/ Price Waterhouse LLP

     Price Waterhouse LLP
     July 8, 1997